VOYAGEUR INVESTMENT TRUST
Registration No. 811-06411
FORM N-SAR
 Semi-Annual Period Ended February 29,
2005


SUB-ITEM 77C:  Matters submitted to a
vote of security holders

The response to sub-item 77C with respect to each series of the Registrant is as follows:

The shareholders of Voyageur Investment
Trust (the "Trust") voted on the following proposals at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:

1. To elect a Board of Trustees for the Trust.

Voyageur Investment Trust

Shares Voted For
Shares Voted Withheld Authority
Thomas L. Bennett
14,252,335.197
431,663.104
Jude T. Driscoll
14,251,143.991
432,854.310
John A. Fry
14,258,738.991
425,259.310
Anthony D. Knerr
14,258,994.991
425,003.310
Lucinda S. Landreth
14,254,091.179
429,907.104
Ann R. Leven
14,252,611.991
431,386.310
Thomas F. Madison
14,259,138.991
424,859.310
Janet L. Yeomans
14,251,014.197
432,984.104
J. Richard Zecher
14,248,580.991
432,417.310

2.  To approve the use of a "manager of
managers" structure whereby the investment manager of the funds of the Trust will be able to hire and replace subadvisers without shareholder approval.


For
Against
Abstain
Delaware Tax-Free California Insured Fund
1,402,986.417
204,851.480
117,811.607
Delaware Tax-Free Missouri Insured Fund
2,547,568.583
127,364.617
50,056.412
Delaware Tax-Free Oregon Insured Fund
2,275,818.354
163,301.607
165,753.881
Delaware Tax-Free Florida Fund
736,344.037
34,697.000
98,905.272
Delaware Tax-Free Florida Insured Fund
3,582,081.061
375,237.993
199,180.980

3. To approve the Plan of Reorganization between Voyageur Investment Trust and
Voyageur Mutual Funds to merge Delaware
Tax-Free California Insured Fund into
Delaware Tax-Free California Fund.


For
Against
Abstain
Delaware Tax-Free California Insured Fund
1,497,592.882
172,770.986
55,285.636

4. To approve the restructuring of Voyageur
Investment Trust from a Massachusetts
business trust to a Delaware statutory trust.


For
Against
Abstain
Delaware Tax-Free California Insured Fund
1,519,110.655
149,997.986
56,540.863
Delaware Tax-Free Missouri Insured Fund
2,604,153.347
64,240.404
56,595.861
Delaware Tax-Free Oregon Insured Fund
2,345,020.965
143,072.177
116,780.700
Delaware Tax-Free Florida Fund
771,340.129
8,378.000
90,225.180
Delaware Tax-Free Florida Insured Fund
3,851,059.434
150,530.005
154,910.595

5. To approve the Plan of Reorganization for Voyageur Investment Trust to merge
Delaware Tax-Free Florida Fund into
Delaware Tax-Free Florida Insured Fund.


For
Against
Abstain
Delaware Tax-Free Florida Fund
771,340.129
13,994.000
84,609.180